As filed with the Securities and Exchange Commission on March 11, 2009
Registration No.  333-148864

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Post-Effective Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MYR Group Inc.

	(Exact Name of Registrant as Specified in Its Charter)
Delaware	1623	36-3158643
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Three Continental Towers
1701 West Golf Road, Suite 1012
Rolling Meadows, IL  60008-4007
Phone:  (847) 290-1891
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Gerald B. Engen, Jr.
Vice President, Chief Legal Officer
MYR Group Inc.
12150 East 112th Avenue
Henderson, CO 80640
Phone:  (303) 286-8000
 (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Stacy J. Kanter, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
(212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on January 25, 2008.

No exhibits are filed with this Post-Effective Amendment No. 2.

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 shall become effective in accordance with Section 8(C) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(C), may determine.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On August 11, 2008, the Securities and Exchange Commission (the “Commission”) declared effective a Registration Statement on Form S-1 (File No. 333-148864) (the “Registration Statement”) of MYR Group Inc. (the “Registrant”) relating to the resale from time to time of up to 19,690,777 shares of common stock (the “Registered Shares”) of the Registrant, including 1,373,673 shares of common stock issuable upon exercise of outstanding options (the “Option Shares”), by the selling stockholders named in the Registration Statement pursuant to the plan of distribution set forth therein. The Registrant has amended the Registration Statement with the information included in Post-Effective Amendment No. 1 to the Registration Statement, which was declared effective by the Commission on August 12, 2008 and supplemented the prospectus (the “Prospectus”) included in the Registration Statement with the information set forth in Prospectus Supplement No. 1 dated August 13, 2008, Prospectus Supplement No. 2 dated September 4, 2008,  Prospectus Supplement No. 3 dated September 16, 2008 and Prospectus Supplement No. 4, dated November 13, 2008, in each case filed with the Commission.

The Registrant determined that it will no longer maintain effectiveness of the Registration Statement. Accordingly, this Post-Effective Amendment No. 2 to the Registration Statement is being filed solely to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 2, a total of 6,963,564 Registered Shares, which are all of the Registered Shares that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Meadows, State of Illinois, on March 11, 2009.

MYR Group Inc.

By:	/s/ WILLIAM A. KOERTNER
Name: William A. Koertner
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
William A. Koertner	Director, President and Chief Executive Officer (Principal Executive Officer)	March 11, 2009

*
Marco A. Martinez	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 11, 2009

*
Jack L. Alexander	Director	March 11, 2009

*
Larry F. Altenbaumer	Director	March 11, 2009

*
Henry W. Fayne	Director	March 11, 2009

*
Betty R. Johnson	Director	March 11, 2009

*
Gary R. Johnson	Director	March 11, 2009

*
William D. Patterson	Director	March 11, 2009

*
Carter A. Ward	Director	March 11, 2009

* By: /s/ GERALD B. ENGEN, JR.
Gerald B. Engen, Jr.
Attorney-in-Fact